Exhibit 10.8
RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Notice of Grant of Stock attached to this Agreement (the “Grant Notice”), Essent Group Ltd. (the “Company”) has granted to the holder named in the row entitled “Participant Name” in the Grant Notice (the “Participant”) the number of Restricted Stock Units (“RSUs”) set forth in the row entitled “Share Amount” in the Grant Notice pursuant to the Company’s 2013 Long-Term Incentive Plan, as amended from time to time (the “Plan”).
ARTICLE I.
GENERAL
1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.2Incorporation of Terms of Plan. The RSUs and the Company’s common shares, par value $0.015 per share (“Stock”) to be issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS

2.1Award of RSUs and Dividend Equivalents.
(a)In consideration of Participant’s past and/or continued employment with or service to the Company or one of its Affiliates and for other good and valuable consideration, effective as of the date set forth in the Grant Notice in the row entitled “Grant/Award Date” (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the row entitled “Share Amount” in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Section 11 of the Plan. Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash as set forth in Section 2.3(b), in either case, at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)The RSUs set forth in the Grant Notice are granted with dividend equivalent rights (“Dividend Equivalents”) for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding shares of Stock between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash which is paid as a dividend on one share of Stock. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a share of Stock on such date. Each additional RSU which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such additional RSU relates.

Exhibit 10.8
2.2Vesting of RSUs and Dividend Equivalents.
(a)Following the completion of the Performance Period, the Committee shall determine the Company’s BVPS Growth Percentage and Relative Total Shareholder Return and will certify the level of achievement with respect to the Vesting Percentage and the portion of RSUs that have become Earned RSUs. Following the Committee’s determination, Participant shall immediately forfeit for no consideration any and all RSUs which do not become Earned RSUs, and Participant’s rights in any such RSUs which do not become Earned RSUs shall immediately lapse and expire.
(b)Subject to Participant’s continued employment with or service to the Company or one of its Affiliates on the applicable vesting date and subject to the terms of this Agreement, the Earned RSUs shall be fully vested on the date set forth in the Grant Notice under the heading “Vesting Schedule”. Each additional RSU which results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) hereof shall vest whenever the underlying RSU to which such additional RSU relates vests.
(c)In the event Participant incurs a Termination, except as may be otherwise provided by the Committee in the Grant Notice or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit for no consideration any and all RSUs and Dividend Equivalents granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination occurs, and Participant’s rights in any such RSUs and Dividend Equivalents which are not so vested shall lapse and expire.
2.3Distribution or Payment of RSUs.
(a)Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) or, at the option of the Company, paid in an amount of cash as set forth in Section 2.3(b), in either case, as soon as administratively practicable following the vesting of the applicable RSU pursuant to Section 2.2, and, in any event, within sixty (60) days following such vesting. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate applicable laws or the applicable rules of each national securities exchange on which the Stock is listed, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A of the Code.
(b)In the event that the Company elects to make payment of Participant’s RSUs in cash, the amount of cash payable with respect to each RSU shall be equal to the Fair Market Value of a Share on the day immediately preceding the applicable distribution or payment date set forth in Section 2.3(a). All distributions made in Shares shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.
2.4Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or

Exhibit 10.8
federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable, and (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable.
2.5Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)The Company and its Affiliates have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Affiliate, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Affiliates may withhold or Participant may make such payment in one or more of the forms specified below:
(i)by cash or check made payable to the Company or its Affiliate with respect to which the withholding obligation arises;
(ii)by the deduction of such amount from other compensation payable to Participant;
(iii)with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Committee, by requesting that the Company and its Affiliates withhold a net number of vested shares of Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(iv)with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Committee, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(v)with respect to any withholding taxes arising in connection with the distribution of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Affiliate with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Affiliate at such time as may be required by the Committee, but in any event not later than the settlement of such sale; or
(vi)in any combination of the foregoing.
(b)With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may

Exhibit 10.8
determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.
(a)In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Affiliate with respect to which the withholding obligation arises. Participant’s acceptance of this Agreement constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Stock in settlement of the RSUs to Participant or his or her legal representative until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.
(c)Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any of its Affiliates make any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of the Shares. The Company and its Affiliates do not commit and are under no obligation to structure this Agreement to reduce or eliminate Participant’s tax liability.
2.6Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.

OTHER PROVISIONS

3.1Administration. The Committee shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee will be final, binding, and conclusive upon Participant, the Company and all other interested persons. To the extent allowable pursuant to applicable law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Exhibit 10.8
3.2RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
3.3Adjustments. The Committee may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 11 of the Plan.
3.4Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.6Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Bermuda without reference to the principles of conflicts of laws thereof.
3.7Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to applicable law.
3.8Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
3.9Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan,

Exhibit 10.8
this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.10Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs (including RSUs which result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.11Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or one of its Affiliates and Participant.
3.12Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.13Sections 409A and 457A. This Agreement is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that this Agreement (or any portion thereof) may be subject to Section 409A or Section 457A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 457A”), the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for this Agreement and the RSUs either to be exempt from the application of Section 409A or Section 457A or to comply with the requirements of Section 409A or Section 457A.
3.14Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
3.15Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general

Exhibit 10.8
unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.
3.16Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument.
3.17Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (A) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Affiliate with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Affiliate’s withholding obligation.
3.18Lock-Up. The Participant shall agree, if so requested by the Company and any underwriter in connection with any public offering of securities of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of Common Stock held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.
3.19Acceptance of Agreement, Plan and Grant Notice. By his or her acceptance of the Grant Notice, Participant agrees to be bound by the terms and conditions of the Agreement, the Plan and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Agreement, Plan or the Grant Notice.
*    *    *

Exhibit 10.8
EXHIBIT A

CERTAIN DEFINED TERMS
For purposes of the Grant Notice and the Agreement, the following terms have the following meanings:
(a)“Adjusted Book Value” means, as of any date, (i) the consolidated stockholder’s equity of the Company computed in accordance with GAAP, as reflected in the Company’s financial statements, plus or minus (ii) accumulated other comprehensive income (loss) (within the meaning of GAAP) as reflected in the Company’s financial statements, plus (iii) the proceeds from the assumed exercise of all outstanding “in-the-money” stock options, warrants, or similar instruments, plus (iv) cash dividends and other distributions paid in respect of the Company’s outstanding equity during the Performance Period, and assuming that all cash dividends and cash distributions are immediately reinvested in common shares of the Company using the closing market price on the ex-dividend date (but with respect to subsections (iii) and (iv) above, such adjustments shall be made only in the case of the determination of Adjusted Book Value for a date after the beginning of the Performance Period). For purposes of determining “Adjusted Book Value” (A) the following items shall not be taken into account, (x) the cumulative effect of changes in accounting principles under GAAP, (y) the cumulative effective of changes in tax laws and/or tax rates, and (z) the impact of extraordinary, unusual and/or non-recurring items, in each case, at the discretion of the Committee and (B) there shall be adjustments to give effect to any stock dividends or stock splits.
(b)“Beginning Share Price” shall mean the product of (x) the average closing price of the common stock of the applicable company during the thirty (30) consecutive trading days preceding the first day of the Performance Period, in each case, with such stock price rounded down to the nearest cent, and (y) the sum of (A) one share of common stock of the applicable company, plus (B) a cumulative number of shares of common stock purchased with the dividends declared on the common stock, assuming same day reinvestment of the dividend in shares of common stock at the closing price on the ex-dividend date, for the ex-dividend dates that occur during the thirty (30) consecutive trading days preceding the first day of the Performance Period, rounded down to the nearest thousandths.
(c)“BVPS” means, as of any date, Adjusted Book Value divided by Diluted Common Shares Outstanding, as determined by the Committee in good faith.
(d)“BVPS Growth Percentage” means, for the Performance Period, the compounded annual growth rate in BVPS measured at the end of the Performance Period over the BVPS measured at the end of the year prior to the beginning of the Performance Period.
(e)“Comparator Group” shall mean companies comprising the S&P 1500 Financials Index as of the first day of the Performance Period, inclusive of the Company. The Comparator Group may be changed as follows: (i) in the event of a merger, acquisition or business combination transaction of a member of the Comparator Group with or by another member of the Comparator Group, the surviving entity will remain in the Comparator Group; (ii) in the event of a merger, acquisition or other business combination transaction of a member of the Comparator Group with or by another company that is not a member of the Comparator Group, or “going private transaction” where the member of the Comparator Group is not the surviving entity or is otherwise no longer publicly traded, the company will no longer be a member of the Comparator Group; and (iii) in the event of a bankruptcy of a member of

Exhibit 10.8
the Comparator Group such company will remain a member of the Comparator Group so long as such company is publicly traded.
(f)“Diluted Common Shares Outstanding” means, as of any date, the total number shares of Stock outstanding, plus all “in-the-money” stock options, warrants and similar instruments and equity instruments (including any Restricted Stock Units) issued to employees, officers, directors and consultants of the Company and its Affiliates; provided, however, that Diluted Common Shares Outstanding shall be equitably adjusted (but only with respect the determination of Diluted Common Shares Outstanding for a date after the beginning of the Performance Period) to give effect to any stock dividends or stock splits during the Performance Period.
(g)“Earned RSUs” means (i) fifty percent (50%) of the number of RSUs granted herein, multiplied by (ii) the Vesting Percentage.
(h)“Ending Share Price” shall mean the product of (x) the average closing price of the common stock of the applicable company during the thirty (30) consecutive trading days ending on (and including) the last day of the Performance Period, in each case, with such stock price rounded down to the nearest cent, and (y) the sum of (A) one share of common stock of the applicable company, plus (B) a cumulative number of shares of common stock purchased with the dividends declared on the common stock, assuming same day reinvestment of the dividend in shares of common stock at the closing price on the ex-dividend date, for the ex-dividend dates that occur during the thirty (30) consecutive trading days preceding the first day of the Performance Period through the expiration of the Performance Period, rounded down to the nearest thousandths; provided, that, notwithstanding the foregoing, in the event of a Change in Control, the Ending Share Price in respect of the Company shall be equal to the price per share of Stock to be paid to the holder thereof in accordance with the definitive agreement governing the transaction constituting the Change in Control (or, in the absence of such agreement, the closing price per share of Stock as reported for the last trading day immediately preceding the consummation of the Change in Control), adjusted to reflect an assumed reinvestment of any dividends in accordance with clause (B) above.
(i)“Performance Period” means the period commencing on January 1, 20__ and ending on the earlier of (i) December 31, 20__ or (ii) the consummation of a Change in Control.
(j)“Relative Total Shareholder Return” shall mean the Company’s Total Shareholder Return relative to the Total Shareholder Return of the Comparator Group, expressed as a percentile rank. Relative Total Shareholder Return shall be determined by calculating the Total Shareholder Return of the Company and each member of the Comparator Group for the Performance Period, and the Company and each member of the Comparator Group will be ranked in order of maximum to minimum according to their respective Total Shareholder Return for the Performance Period, with the company with the highest return ranked as 1. After this ranking, the percentile performance of the Company relative to the Comparator Group will be determined as follows:
P = 1 - R-1

    N-1

Where: “P” represents the percentile performance, which will be rounded, if necessary, to the nearest tenth of a percent.

Exhibit 10.8
“N” represents the number of companies in the Comparator Group (inclusive of the Company).

“R” represents the Company’s ranking versus the Comparator Group.

Example: If there are 225 companies in the Comparator Group (inclusive of the Company), and the Company ranked 86th out of 225, the performance would be at the 62nd percentile: .620 = 1 – ((86-1)/(225-1)).
(k)“Total Shareholder Return” shall mean for each member of the Comparator Group, the percentage change in the value of the Stock or the common stock of a member of the Comparator Group, as applicable, determined by dividing (x) the Ending Share Price by (y) the Beginning Share Price, as determined by the Committee in its sole discretion, and then subtracting by 1.
(l)“Vesting Percentage” means a function of the BVPS Growth Percentage achieved by the Company during the Performance Period, rounded to the nearest tenth of a percent (0.1%) and the Relative Total Shareholder Return achieved by the Company during the Performance Period, and shall be determined as follows:

Relative Total Shareholder Return* vs. S&P 1500 Financial Services Index
		≤25th percentile	50th percentile	≥75th percentile
Three-Year Book Value Per Share CAGR*	%
%
%
%
%

*    In the event that the BVPS Growth Percentage or the Relative Total Shareholder Return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.